Exhibit 3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-182490) of Japan Bank for International Cooperation of our report dated June 18, 2014, with respect to the non-consolidated financial statements of Japan Bank for International Cooperation included in its Annual Report on Form 18-K for the year ended March 31, 2014.

/s/ Ernst & Young ShinNihon LLC
Ernst & Young ShinNihon LLC
Tokyo, Japan

September 24, 2014